EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         COMBINED COMPANIES CORPORATION

                            UNDER SECTIONS 242 & 245

                                     OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                  We, George Todt, President, and Mary Elizabeth Rowbottom, Secretary, of COMBINED COMPANIES CORPORATION, do hereby certify under the seal of said corporation as follows:

                  1. That the name of the corporation is COMBINED COMPANIES CORPORATION.

                  2.   That   the  Certificate  of   Incorporation   of  the
corporation was filed by the Secretary of State of the State of Delaware in Milford, Delaware, on the 27th day of April, 1998.

                  3. That the amendment to the Certificate of Incorporation effected by this Certificate, among others, is as follows:

                  To amend Article  FOURTH  thereof by increasing  the number of
                  authorized   shares  of  capital  stock  of  the  corporation,
                  effecting a 375:1 stock split, and creating preferred stock.

                  4. That the amendment and the restatement of the Certificate of Incorporation have been duly adopted in accordance with the requirements of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  5. That the text of the Certificate of  Incorporation  of said
COMBINED  COMPANIES  CORPORATION,   is  hereby  amended  and  restated  by  this
Certificate, to read in full, as follows:





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                          CERTIFICATE OF INCORPORATION

                                       OF

                         COMBINED COMPANIES CORPORATION


                  FIRST:   The name  of the  corporation  is COMBINED  COMPANIES
CORPORATION  (hereinafter  referred to as the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 686 North Dupont Boulevard, #302, in the City of Milford, County of Kent. The name of the registered agent of the Corporation at that address is Corporate Creations Enterprises, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

                  FOURTH: (a) General. The number of shares of capital stock that the Corporation is authorized to have at any one time is one hundred eight million (108,000,000) shares, consisting of: (i) one hundred million (100,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (ii) eight million (8,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

                  (b) Upon the amendment of this article to read as herein set forth, each issued share of Common Stock of the Corporation shall be split up and converted into three hundred seventy-five (375) shares of Common Stock. The stock split and conversion shall automatically occur on the effective date of this provision. The relative rights and preferences of the issued shares of Common Stock shall remain unchanged; only the number of issued shares of Common Stock shall increase. Outstanding certificates representing shares of Common Stock shall, upon the effective date of this provision, be deemed to represent 375 times the number of shares of Common Stock stated thereon. Holders of certificates of shares of Common Stock may tender such certificates in exchange for new certificates stating the correct number of shares the previously issued certificates are deemed to represent upon the effective date of this provision, but failure to tender will not affect the stock split and conversion provided herein. The resulting shares shall be deemed fully paid and non-assessable and the holders of such shares shall be entitled to exercise voting rights, receive dividends and participate in the Corporation to the extent allowed and subject to the limitations provided under applicable law and the Corporation's certificate of incorporation.

                  (c) Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this ARTICLE FOURTH and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the Directors then in office:

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                           (i)      The designation of such series;

                           (ii) The dividend rate of such series, the conditions
and dates upon which such dividends
shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock and whether such dividends shall be cumulative or non-cumulative;

                           (iii)  Whether  the  shares of such  series  shall be
subject to redemption for cash, property or rights, including securities of any other corporation, by the Corporation or upon the happening of a specified event and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

                           (iv)  The  terms  and  amount  of  any  sinking  fund
provided for the purchase or redemption of the shares of such series;

                           (v) Whether or not the shares of such series shall be
convertible into, or exchangeable for,
at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

                           (vi)  The  restrictions,  if  any,  on the  issue  or
reissue of any additional Preferred Stock;

                           (vii) The rights of the holders of the shares of such
series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                           (viii) The provisions as to voting,  optional  and/or
other special rights and preferences, if any, including, without limitation, the right to elect one or more Directors.

                  (d) Common Stock. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation (the "Certificate"), the holders of Common Stock (i) subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise and (ii) are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section (c) of this ARTICLE FOURTH.

                           (i)      The  Common  Stock  shall not be convertible
into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.

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                           (ii)  No  holder  of  Common  Stock  shall  have  any
preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

                           (iii)  Except as  otherwise  provided by the Delaware
General Corporation Law or this Certificate, and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

                  FIFTH:   The Corporation is to have perpetual existence.

                  SIXTH: In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of the By-laws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration or repeal, subject to ARTICLE NINTH hereof and applicable provisions of the Corporation's By-laws.

                  SEVENTH: (a) Stockholder Action. Election of Directors need not be by written ballot unless the By-laws of the Corporation so provide. Subject to any rights of holders of any series of Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Exchange Act, (i) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, (ii) special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of Directors then in office or by the chief executive officer of the Corporation, and (iii) advance notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any annual meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

                  (b) Number of Directors and Term of Office. Subject to any rights of holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors which shall constitute the Board of Directors of the Corporation shall be fixed from time to time in the manner set forth in the By-laws of the Corporation.

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                  (c) Removal and  Resignation.  No Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of this Certificate (it being understood that any references to this Certificate shall include any duly authorized certificate of designation) to elect one or more Directors, such Director or Directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any Director may resign at any time upon written notice to the Corporation.

                  (d) Vacancies and Newly Created Directorships. Subject to any rights of holders of any series of Preferred Stock to fill such newly created Directorships or vacancies, any newly created Directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal from office for cause shall, unless otherwise provided by law or by resolution approved by the affirmative vote of a majority of the total number of Directors then in office, be filled only by resolution approved by the affirmative vote of a majority of the total number of Directors then in office. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed for cause.

                  EIGHTH: (a) Dividends. The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

                  (b) Issuance of Stock. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

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                  The Board of Directors is hereby expressly authorized,  in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

                  (c) Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                  (d) Location of Meetings, Books and Records. Except as otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Certificate to the contrary, Sections (a), (c) and (d) of ARTICLE FOURTH, ARTICLE TENTH, ARTICLE SEVENTH, and this ARTICLE NINTH of this Certificate shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration, amendment or repeal, voting together as a single class.

                  TENTH:   (a)      Limitation of Liability.

                           (i)      To  the  fullest  extent  permitted  by  the
Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's By-laws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

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                           (ii)     Any    repeal   or   modification   of   the
foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                  (b) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section (c) of this ARTICLE TENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) of this ARTICLE TENTH shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section (b) or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

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                  (c) Procedure for  Indemnification.  Any  indemnification of a
Director or officer of the Corporation or advance of expenses under Section (b) of this ARTICLE TENTH shall be made promptly, and in any event within forty-five
(45) days (or, in the case of an advance of expenses, twenty (20) days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this ARTICLE TENTH is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five (45) days (or, in
the  case  of  an  advance  of  expenses,   twenty  (20)  days),  the  right  to
indemnification   or  advances  as  granted  by  this  ARTICLE  TENTH  shall  be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section (b) of this ARTICLE TENTH, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section (b) of this ARTICLE TENTH shall be the same procedure set forth in this Section (c) for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

                  (d) Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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                  (e)  Service  for  Subsidiaries.   Any  person  serving  as  a
Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a "subsidiary" for this ARTICLE TENTH) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

                  (f) Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE TENTH in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE TENTH shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

                  (g) Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

                  (h) Merger or Consolidation. For purposes of this ARTICLE TENTH, references to the "Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE TENTH with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

                  ELEVENTH:         The   Corporation  expressly  elects  not to
be governed by Section 203 of the Delaware General Corporation Law with respect to business combinations with interested stockholders.

                  IN WITNESS WHEREOF, the undersigned hereby executed this instrument and affirms, under penalty of perjury, that this instrument is the act and deed of the undersigned and that the facts stated herein are true, and accordingly have hereunto set my hand as of .


/s/ George Todt
---------------
George Todt, President


/s/ Mary Elizabeth Rowbottom
----------------------------
Mary Elizabeth Rowbottom, Secretary
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